EXHIBIT 10.3
AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE
    THIS AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE is made and entered into as of October 15, 2020, by and between EQUITY ONE (WEST COAST PORTFOLIO) LLC, a Florida limited liability company (“Seller”), and 10x GENOMICS, a Delaware corporation (“Buyer”).

RECITALS
A.    Buyer and Seller are the parties to that certain Agreement for Purchase and Sale dated August 10, 2020 (the “Agreement”) with respect to improved real property known as the Regency Plaza Shopping Center, 1701 Springdale Avenue, Pleasanton, California.
B.    Buyer and Seller desire to amend the Agreement to revise the date for the end of the Contingency Period and the Closing Date, upon the terms and subject to the conditions contained in this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and promises set forth in this Agreement, and for other valuable consideration, receipt of which is hereby acknowledged, Seller and Buyer agree as follows:

1.    Amendment of Closing Date. The definition of Closing Date as set forth in the Agreement is hereby amended to read as follows:

“Closing Date” shall mean the date of the Closing and shall be the date which is thirty (30) days following the expiration of the Contingency Period, or such other date as mutually agreed upon by Buyer and Seller. By providing Buyer with written notice no later than three (3) business days prior to the then-scheduled Closing Date, Seller shall have the right to extend the date of Closing by up to thirty (30) days. By providing Seller with written notice no later than five (5) business days prior to the then-scheduled Closing Date and simultaneously depositing into Escrow an additional Deposit in the amount of $250,000.00 (the “Extension Deposit”), Buyer shall have the right to extend the date of Closing by thirty (30) days (the “Buyer’s Closing Extension”).

2.    Amendment of Contingency Period. The definition of Contingency Period as set forth in the Agreement is hereby amended to read as follows:

“Contingency Period” means the period commencing on the Effective Date and ending at 5:00 P.M., Pacific Time on November 6, 2020.

3.    Ratification. Buyer and Seller hereby ratify and confirm the Agreement as amended in paragraphs 1 and 2 above.

4.    Counterparts/Signatures

This Amendment may be executed in one or more counterparts. All counterparts so executed shall constitute one contract, binding on all parties, even though all parties are not signatory to the same counterpart. Faxed, emailed, or other form of electronic signature hereon, and on any exhibit hereto, shall be deemed an original for all purposes.

IN WITNESS WHEREOF, Seller and Buyer have executed this Amendment as of the date first written above.

SELLER:	BUYER:
EQUITY ONE (WEST COAST PORTFOLIO) LLC, a Florida limited liability company

By: Regency Centers, L.P.
a Delaware limited partnership, its
sole member

By: Regency Centers Corporation
a Florida corporation, its
general partner

By: _/s/ Howard Overton___________
Name: Howard Overton
Title: Vice President

10x GENOMICS, INC., a Delaware corporation By: ___/s/ Serge Saxonov____________ Name: Serge Saxonov Title: Chief Executive Officer

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